EXHIBIT 4.3

Third Supplemental Indenture

SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of April 17, 2020, among Spirit AeroSystems, Inc., a Delaware corporation (the “Company”), Spirit AeroSystems Holdings, Inc., a Delaware corporation (“Holdings”), Spirit AeroSystems North Carolina, Inc., a North Carolina corporation and a subsidiary of the Company (“Spirit NC”, and together with Holdings, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture (as defined below) (the “Trustee”).

RECITALS OF THE COMPANY AND THE GUARANTORS

WHEREAS, the Company, Holdings, certain subsidiaries of the Company (the “Prior Guarantors”) and the Trustee entered into the Indenture, dated as of June 1, 2016 (the “Original Indenture”), providing for the issuance of the Company’s 3.850% Senior Notes due 2026 (the “Notes”);

WHEREAS, on or before December 5, 2016, pursuant to and in accordance with Section 11.05 of the Indenture, the Prior Guarantors were automatically and unconditionally released and discharged from their obligations under their guarantees (the “Note Guarantees”) and in accordance with such Section, the Company, Holdings the Prior Guarantors and the Trustee entered into a Supplemental Indenture, dated as of December 5, 2016 (the “First Supplemental Indenture”), to evidence the release and discharge of the Prior Guarantors from their obligations under their Note Guarantees;

WHEREAS, on February 24, 2020, the Company, Holdings, and Spirit NC entered a Second Supplemental Indenture (the “Second Supplemental Indenture”, and together with the Original Indenture and the First Supplemental Indenture, the “Indenture”), to provide for Spirit NC’s unconditional guarantee all the Company’s obligations under the Notes pursuant to a guarantee on the terms and conditions set forth therein and the granting of liens by the Company, Holdings and Spirit NC to secure the Notes on an equal and ratable basis with the Credit Agreement Secured Indebtedness (as defined in the Second Supplemental Indenture);

WHEREAS, on the date hereof, pursuant to an indenture, by and among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (in such capacity, the “Collateral Agent”), the Company intends to issue new senior secured notes (the “New Notes”) that will be secured on a second-priority basis by Liens on certain assets of the Company and the Guarantors;

WHEREAS, in connection with the grant of security for the obligations under the New Notes (the “New Notes Obligations”), Holdings desires to secure the Notes on an equal and ratable basis as the New Notes solely to the extent required to do so under the Indenture;

WHEREAS, pursuant to a security and pledge agreement dated on the date hereof (the “Security Agreement”), the Company and the Guarantors will grant to the Collateral Agent on behalf of the holders of the New Notes certain Liens (collectively, “New Notes Liens”) on certain assets of the Company and the Guarantors described in the Security Agreement (the “Collateral”) as security for the New Notes Obligations, and the Company and the Guarantors will also grant to the Collateral Agent on behalf of the Holders of the Notes and the Trustee (together with the other holders of Secured Obligations (as such term is defined in the Security Agreement), the “Secured Parties”) liens on the same Collateral as the New Notes Liens (the “Notes Liens”) as security for the obligations of the Company and the Guarantors under the Notes and the Indenture in accordance with Section 4.08 of the Indenture;

WHEREAS, Section 9.01(h) of the Indenture provides that the Company and the Trustee are authorized to execute and deliver indentures supplemental to the Indenture without the consent of any Holders to secure the Notes; and

WHEREAS, the Company hereby requests that the Trustee join in the execution and delivery of this Third Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.           DEFINITIONS IN THIRD SUPPLEMENTAL INDENTURE. All terms contained in this Third Supplemental Indenture that are defined in the Indenture and not defined herein shall, for all purposes hereof, have the meanings given to such terms in the Indenture, unless the context otherwise specifies or requires.

2.           ACKNOWLEDGMENT OF LIENS. The Trustee hereby acknowledges the granting of the Notes Liens on the Collateral to the Collateral Agent, for the benefit of the Trustee and the Holders of the Notes, pursuant to the Security Agreement, to secure the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Notes and the Indenture on an equal and ratable basis with the New Notes Obligations and, in connection herewith, the Trustee hereby acknowledges on behalf of the Holders the execution and delivery of the Security Agreement pursuant to which such Notes Liens on the Collateral shall be granted to the Collateral Agent, for the benefit of the Holders of the Notes, the Trustee and the other Secured Parties, on the terms and subject to the limitations set forth therein, including provisions related to the release of Collateral and the exercise of remedies. The Trustee further acknowledges on behalf of the Holders the execution and delivery of an intercreditor agreement, dated as of the date hereof, setting forth the priorities and other relative rights among the Secured Parties (including the Trustee and the Holders of the Notes) and the secured creditors of the Company and the Guarantors holding obligations secured on a first-priority basis by Liens on the Collateral (including, as of the date hereof, the Trustee and the Holders of the Notes). Amounts received by the Trustee pursuant to clause (ii) of Section 9 of the Security Agreement shall be applied by the Trustee pursuant to Section 6.10 of the Indenture.

3.           EFFECTIVENESS OF THIS SUPPLEMENTAL INDENTURE. This Third Supplemental Indenture shall become effective upon execution hereof by the Company, the Guarantors and the Trustee.

4.           CONSENT. The Company hereby consents to the granting of the Notes Liens on the Collateral for the benefit of the Holders of the Notes and the Trustee to secure the payment of principal and interest and all other amounts due and owing pursuant to the terms of the Notes on an equal and ratable basis as described in Section 2 above and in the Security Agreement.

5.           RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

6.           GOVERNING LAW. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.           TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors. All of the provisions contained in the Indenture in respect of the rights, privileges, protections, immunities, powers and duties of the Trustee shall be applicable in respect of this Third Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

8.           COUNTERPARTS. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

9.           EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

SPIRIT AEROSYSTEMS, INC.,

By:	/s/ Rhonda Harkins
Name: Rhonda Harkins
Title: Treasurer

SPIRIT AEROSYSTEMS HOLDINGS, INC.
as Holdings and Guarantor

By:	/s/ Rhonda Harkins
Name: Rhonda Harkins
Title: Treasurer

SPIRIT AEROSYSTEMS NORTH CAROLINA, INC.
as Guarantor

By:	/s/ Rhonda Harkins
Name: Rhonda Harkins
Title: Treasurer

[Signature Page to Third Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

[Signature Page to Third Supplemental Indenture]